EXHIBIT 23.1

LAKE AND ASSOCIATES, CPA'S LLC
PCAOB & CPAB REGISTERED AUDITORS
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www.lakecpas.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 of Teaching Time, Inc., of our report dated February 3, 2010 on our audit of the financial statements of Teaching Time, Inc. as of January 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from inception on January 19, 2010 through January 31, 2010, and the reference to us under the caption "Experts."


/S/ Lake and Associates, CPA's LLC

Lake and Associates, CPA's LLC
Boca Raton, FL  33498
June 7, 2010


         LAKE AND ASSOCIATES, CPA'S LLC PCAOB & CPAB REGISTERED AUDITORS
               20283 STATE ROAD #7, SUITE 300 BOCA RATON, FL 33498
                         561.982.9874 FAX: 561.982.7985
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